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EXHIBIT 10.28

LEHMAN BROTHERS HOLDINGS INC.
RETIREMENT PLAN
FOR NON-EMPLOYEE DIRECTORS

        The Board of Directors of Lehman Brothers Holdings Inc., at a meeting held on April 29, 1994, adopted a resolution stating that the Lehman Brothers Holdings Inc. Retirement Plan for Non-Employee Directors would be frozen as of May 31, 1994, and as of such date, no further benefits would accrue thereunder and each affected non-employee director's right to a benefit thereunder would be preserved.

LEHMAN BROTHERS HOLDINGS INC.
RETIREMENT PLAN
FOR NON-EMPLOYEE DIRECTORS

I. PURPOSE

        This plan shall be known as the Lehman Brothers Holdings Inc. Retirement Plan for Non-Employee Directors (the "Plan"). The Plan shall be maintained by Lehman Brothers Holdings Inc. ("Holdings") solely for the purpose of providing retirement benefits to persons who serve as directors of Holdings on or after the effective date of the Plan and who are not current or former employees of Holdings or any of its subsidiaries or affiliates.

II. PAYMENTS OF BENEFITS

        The benefits payable under the Plan will be paid from Holdings general revenues as payments become due under the Plan, nor will the Plan be funded in advance through a trust arrangement qualified under the Internal Revenue Code of 1986, or through insurance annuity contracts, and the Plan will not be subject to the jurisdiction of or be guaranteed by the Pension Benefit Guaranty Corporation. Holdings shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payments of benefits under the Plan and the payment of benefits thereunder shall be subordinate to the claims of Holdings general creditors.

III. YEARS OF SERVICE

        Service as a non employee director of Holdings from one Annual Meeting of Shareholders to the next subsequent Annual Meeting of Shareholders shall constitute one Year of Service under the Plan. In the case of service as a non-employee Director for part of a year, attendance at six or more meetings of the Board of Directors of the Company shall count as one Year of Service. All Years of Service shall be counted for non-employee directors who serve as such after the effective date of the Plan.

IV. RETIREMENT BENEFITS

        A non-employee director who retires from Holdings with at least five (5) Years of Service shall have a vested right to receive an annual benefit equal to the amount of the annual retainer which is payable to Holdings' directors for year in which the non-employee director's retirement occurs. Such non-employee directors will be entitled to receive the annual benefit for a period of calendar years equal to the number of full Years of Service or until his or her death occurs, whichever is sooner. The annual benefit shall be payable to the retired non-employee director in substantially equal quarterly installments starting with the last day of the calendar quarter following the date of retirement and ending with the last day of the calendar quarter in which the benefit period end or death occurs, whichever is sooner.

V. SPECIAL RETIREMENT BENEFITS

        The Board of Directors of Holdings, upon recommendation of the Executive Compensation/Employee Benefits Committee of Holdings' Board of Directors or of a successor committee (the "Committee"), shall have the right in its absolute discretion to grant retirement benefits to any non-employee director who is otherwise not entitled to a retirement benefit provided under this Plan, in an amount and over such period of time as it shall deem appropriate at the time of such non-employee director's retirement from Holdings or thereafter.

VI. BENEFITS NOT ASSIGNABLE

        A non-employee director's rights under the Plan shall not be subject to assignment, alienation, encumbrance, garnishment, attachment or charge, whether voluntary or involuntary.

VII. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

        The Plan shall be effective May 6, 1987. Holdings reserves the right to amend or terminate the Plan at any time by action of the Board of Directors, provided that any such action shall not, without his or her consent, adversely affect any non-employee director's right to a benefit which accrued pursuant to the provisions of the Plan prior to such action.

VIII. ADMINISTRATION OF PLAN

        The Plan shall be administered by the Secretary of Holdings (the "Administrator'). All decisions that are made by the Administrator with respect to interpretation of the terms of the Plan, with respect to the amount of benefits payable under the Plan, and with respect to any questions or disputes arising under the Plan shall be final and binding on Holdings and the directors and their heirs or beneficiaries.

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  EXHIBIT 10.28
LEHMAN BROTHERS HOLDINGS INC. RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
LEHMAN BROTHERS HOLDINGS INC. RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
I. PURPOSE
II. PAYMENTS OF BENEFITS
III. YEARS OF SERVICE
IV. RETIREMENT BENEFITS
V. SPECIAL RETIREMENT BENEFITS
VI. BENEFITS NOT ASSIGNABLE
VII. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN
VIII. ADMINISTRATION OF PLAN